Exhibit 3.796
CERTIFICATE OF LIMITED PARTNERSHIP
OF
REPUBLIC SERVICES OF INDIANA, LIMITED PARTNERSHIP
     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:
I.	The name of the limited partnership is Republic Services of Indiana, Limited Partnership.

II.	The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III.	The name and mailing address of each general partner is as follows:

NAME	MAILING ADDRESS
Republic Services, Inc.	110 S.E. 6th Street 28th Floor Fort Lauderdale, FL 33301
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of REPUBLIC SERVICES OF INDIANA, LIMITED PARTNERSHIP, as of June 1, 2000.

REPUBLIC SERVICES OF INDIANA, LIMITED PARTNERSHIP BY: REPUBLIC SERVICES, INC., It’s General Partner
By:	/s/ David A. Barclay
David A. Barclay, Vice President & Secretary